UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2025

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2025, at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Signing Day Sports, Inc., a Delaware corporation (the “Company”), the Company’s stockholders approved Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Amendment”), which amended the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (as amended, the “Plan”). The approval of the Amendment increased the maximum aggregate number of shares of common stock, par value $0.0001 per share, of the Company (“common stock”), available for the grant of awards under the Plan from 93,750 shares of common stock to 1,000,000 shares of common stock. A description of the Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2025 (the “Proxy Statement”), the relevant portions of which are incorporated by reference herein.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 17, 2025, the Company held the Annual Meeting. As of September 18, 2025, the record date for the Annual Meeting, there were 3,947,781 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 1,431,364 shares, or 36.3%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of the Company’s common stock are entitled to one vote for each share held. The proposals are described in greater detail in the Proxy Statement, the relevant portions of which are incorporated by reference herein. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

(1) A proposal to elect the five (5) nominees named in the Proxy Statement to the Company’s board of directors to hold office until the annual meeting of stockholders to be held in 2026. The proposal was approved as set forth below:

Nominee	For	Withhold	Broker Non-Votes
Daniel Nelson	654,130	20,989	756,245
Jeffry Hecklinski	654,254	20,865	756,245
Roger Mason Jr.	654,074	21,045	756,245
Greg Economou	657,198	17,921	756,245
Peter Borish	657,212	17,907	756,245

(2) A proposal to ratify the appointment of BARTON CPA PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025. The proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
1,252,544	99,932	78,888	0

(3) A proposal to approve Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan to increase the share reserve under the Plan to 1,000,000 shares of common stock. The proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
566,147	107,898	1,073	756,245

(4) A proposal to approve the issuance of 20% or more of the Company’s issued and outstanding common stock as of July 21, 2025 pursuant to the Purchase Agreement, dated as of July 21, 2025, between the Company and Helena Global Investment Opportunities 1 Ltd. to comply with Section 713 of the NYSE American LLC Company Guide. The proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
562,087	112,063	969	756,245

(5) A proposal to approve the adjournment of the Annual Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to establish a quorum or to approve Proposal No. 3 or Proposal No. 4 at the time of the Annual Meeting, or any adjournment or postponement thereof. The proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
565,737	99,923	9,459	756,245

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2025	Signing Day Sports, Inc.

/s/ Daniel Nelson
	Name:	Daniel Nelson
	Title:	Chief Executive Officer

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